UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33417 (Commission File Number)	22-2535818 (I.R.S. Employer Identification No.)

1590 Reed Road Pennington, New Jersey (Address of principal executive offices)	08534 (Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

The descriptions of the Shafer Employment Agreement and the Featherstone Letter Agreement are incorporated by reference from Item 5.02 below into this Item 1.01.

Item 1.02          Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment agreement of Mark A. Featherstone with the Company dated as of December 2, 2013 was terminated in connection his resignation as Chief Financial Officer of the Company.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Matthew T. Shafer as Chief Financial Officer and Departure of Mark Featherstone

On August 23, 2016, Matthew T. Shafer was hired as the Chief Financial Officer, Vice President of Finance, and Treasurer of Ocean Power Technologies, Inc. (the “Company”) effective September 7, 2016. In connection with his hiring, Mr. Shafer will also serve as principal financial officer of the Company. Mr. Shafer will replace Mark Featherstone, who currently serves as the Company’s Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer. Mr. Featherstone is resigning from the Company as of September 16, 2016 and will continue to work with the Company until such date, and will remain as the Company’s principal accounting officer from September 7, 2016 (the start date for Mr. Shafer) through such date. After Mr. Featherstone’s departure, Mr. Shafer will also assume the role of principal accounting officer.

Mr. Shafer, age 45, previously served as a Vice President of Finance and Corporate Controller for CMF Associates since May 2015, where he led teams in providing finance solutions for small and middle-market high-growth organizations. Prior to that, he served as Senior Director of Finance for Valeant Pharmaceuticals International, a large global publicly traded company that develops, manufactures, markets and sells specialty pharmaceuticals and medical devices. He held primary responsibility as the Business Unit Chief Financial Officer for the Valeant Dentistry, Generics and Neurology business units, and had worked closely with commercial operations and corporate level teams on numerous product launches, sales force expansions, mergers and acquisitions, financial systems integrations, and internal controls. Before joining Valeant in 2013, he served as Senior Director of Finance for Peak Resourcing providing finance and accounting solutions to small and middle market organizations since 2010. Mr. Shafer has a foundation in Public Accounting working at Arthur Andersen LLP at the beginning of his career, holds a Bachelor of Science in Accounting from The Stillman School of Business at Seton Hall University and an MBA in Finance from Rutgers Business School in New Brunswick, NJ. He is also a certified public accountant.

On August 23, 2016, and in connection with his hiring by the Company, Mr. Shafer entered into an employment agreement with the Company, to be effective on September 7, 2016 (the “Shafer Employment Agreement”). Under the Shafer Employment Agreement, Mr. Shafer is entitled to an annual base salary of $220,000 subject to adjustment upon annual review by the Company’s Board of Directors. Mr. Shafer is also eligible to earn discretionary incentive bonuses and incentive compensation. He is also entitled to participate in all Company employee benefit plans. Upon the termination of his employment other than for cause, or if he terminates his employment for good reason (as such terms are defined in the Shafer Employment Agreement), Mr. Shafer has the right to receive severance payments. If such termination occurs before the end of six months of service, he receives no severance. If such termination occurs after completing six months of service, Mr. Shafer will receive six months of his base salary. Pursuant to this agreement, Mr. Shafer is also subject to covenants regarding confidentiality, non-competition and non-solicitation during and after the term of his employment.

There is no family relationship between Mr. Shafer and any of the Company’s officers and directors. Mr. Shafer was not appointed as a result of any arrangement or understanding between him and any other persons. Mr. Shafer and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with his resignation, Mr. Featherstone’s employment agreement with the Company dated December 2, 2013 will also be terminated effective as of September 16, 2016, subject to the continued enforcement of the provisions relating to non-competition, non-solicitation and confidentiality. In connection with his resignation, Mr. Featherstone and the Company entered into a letter agreement dated August 25, 2016 (the “Featherstone Letter Agreement”), which amends the terms of his employment agreement to allow for ten months of his current salary of $22,865.66 per month to be paid as severance in connection with his resignation and the vesting of 11,500 shares of restricted stock which would have otherwise been forfeited upon his resignation.

The foregoing description of the Shafer Employment Agreement and the Featherstone Letter Agreement are qualified in their entirety by reference to the full text of the Shafer Employment Agreement and the Featherstone Letter Agreement which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.3. A copy of Mr. Featherstone’s existing employment agreement is also filed with this Current Report on Form 8-K as Exhibit 10.2.

Appointment of Mike Mekhiche as Executive Vice President - Engineering and Operations

Effective August 26, 2016, Dr. Mike Mekhiche, who previously served the Company as Vice President – Engineering, was promoted to Executive Vice President – Engineering and Operations. Dr. Mekhiche, age 49, has served as the Company’s Vice President – Engineering since September 2012. Prior to joining the Company in 2012, Dr. Mekhiche worked for various commercial and defense contractors such as BAE Systems, a large global defense and aerospace contractor, DRS Technologies, Kaman Aerospace and SatCon Technology Corporation. At BAE Systems, Inc., he served most recently in the role of Director of Products and Technologies, overseeing the design, development, production and systems integration of advanced power management and hybrid propulsion product lines for various mobile and stationary applications such as naval vessels, heavy duty commercial vehicles and military combat and tactical platforms. Dr. Mekhiche holds Doctorate and Masters degrees with honors in Electrical Engineering from the Grenoble Institute of Technology.

Mr. Mekhiche is party to an employment agreement with the Company dated September 12, 2012, as amended on June 19, 2014 (as so amended, the “Mekhiche Employment Agreement”). Under the Mekhiche, Employment Agreement, Mr. Mekhiche is currently entitled to an annual base salary of $323,392 subject to adjustment upon annual review by the Company’s Board of Directors. Mr. Mekhiche is also eligible to earn discretionary incentive bonuses and incentive compensation. He is also entitled to participate in all Company employee benefit plans. Upon the termination of his employment other than for cause, or if he terminates his employment for good reason (as such terms are defined in the Mekhiche Employment Agreement), Mr. Mekhiche has the right to receive severance payments of one year of his base salary. Pursuant to this agreement, Mr. Mekhiche is also subject to covenants regarding confidentiality, non-competition and non-solicitation during and after the term of his employment

The foregoing description of the Mekhiche Employment Agreement is qualified in its entirety by reference to the full text of the Mekhiche Employment Agreement which is filed with this Current Report on Form 8-K as Exhibits 10.4 and 10.5.

Item 9.01	Financial Statements and Exhibits.

	Exhibits

	*#	10.1	Employment Letter between the Company and Matthew Shafer dated August 23, 2016.

	#	10.2	Employment Agreement, dated December 2, 2013, between Mark A. Featherstone and Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 14, 2014).

	#*	10.3	Letter Agreement between the Company and Mark A. Featherstone dated August 25, 2016.

	*#	10.4	Employment Letter between the Company and Mike Mekhiche dated September 12, 2012.

	*#	10.5	Letter Agreement between the Company and Mike Mekhiche dated June 19, 2014.

	* Filed herewith.
	# Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: August 29, 2016	/s/ George H. Kirby
George H. Kirby
President and Chief Executive Officer

Exhibit Index

*#	10.1	Employment Letter between the Company and Matthew Shafer dated August 23, 2016.

#	10.2	Employment Agreement, dated December 2, 2013, between Mark A. Featherstone and Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 14, 2014).

#*	10.3	Letter Agreement between the Company and Mark A. Featherstone dated August 25, 2016.

*#	10.4	Employment Letter between the Company and Mike Mekhiche dated September 12, 2012.

*#	10.5	Letter Agreement between the Company and Mike Mekhiche dated June 19, 2014.

* Filed herewith.

# Management contract or compensatory plan or arrangement.